SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date Report (Date of earliest event reported) February 17, 1997



                        BONNEVILLE PACIFIC CORPORATION
              (Exact name of registrant as specified in charter)



      Delaware                      0-14846                 87-0363215
      (State or other               (Commission             (IRA Employer
      jurisdiction of               File Number)            Identification No.)
      incorporation)



50 West 300 South, Suite 300, Salt Lake City, Utah                       84101
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number including area code               (801) 363-2520
                                                                --------------


(Former name or former address, if changed since last report) Not applicable

Item 3.  Bankruptcy or Receivership.

      On December 5, 1991, the Registrant filed a petition in the United States Bankruptcy Court for the District of Utah, Central Division, Case No. 91A-27701, seeking protection to reorganize under Chapter 11 of the Federal Bankruptcy Code. Subsequent to the filing, the Registrant has applied to the Securities and Exchange Commission (the "Commission") to modify its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On April 9, 1992, the Commission indicated that it would raise no objection if the Registrant modified its reporting obligations under the Exchange Act. A copy of the Monthly Financial Report for the period January 1, 1997 to January 31, 1997, as filed with the bankruptcy court is included as an exhibit hereto. On June 12, 1992, Roger G. Segal was appointed as the Chapter 11 Bankruptcy Trustee for the Company.


Item 5.  Other Events.

     On or about February 20, 1997, the Registrant, through the Trustee entered into a settlement agreement with Dinuba Energy, Inc. ("Dinuba"), an Idaho corporation, and Ronald C. Yanke ("Yanke"), of Boise, Idaho. The formal settlement agreement was executed on February 24, 1997. The Trustee's claims against Dinuba and Yanke were part of a civil action entitled Segal (Trustee) v. Dinuba Energy, Inc. and Ronald C. Yanke, United States District Court for the District of Utah, Case No. 92-CV-1116 J. The settlement provides for payment by Dinuba and Yanke to the Registrant of Four Million Five Hundred Thousand Dollars ($4,500,000.00) by not later than March 20, 1997. The settlement is conditioned upon approval by the United States District Court (the Honorable Bruce S. Jenkins) and by the Unites States Bankruptcy Court (the Honorable John H. Allen).

     Although Dinuba and Yanke have agreed to the settlement, they each continue to deny all of the Trustee's allegations of wrongdoing or liability.

     The litigation was being prosecuted on behalf of the Trustee by the law firm of Beus, Gilbert & Morrill (Phoenix) pursuant to a contingent fee agreement. That contingent fee agreement, which as been approved by the Bankruptcy Court, provides that Beus, Gilbert & Morrill is entitled, as a fee, after deduction of litigation costs, to thirty-three percent (33%) of any litigation recoveries received by the Trustee less fees paid to the Trustee's local counsel, Cohne, Rappaport & Segal (Salt Lake). Any fees must be allowed (approved) by the Bankruptcy Court.

     For information on litigation and matters previously reported, refer to the narrative on pages Form 2-G of the accompanying bankruptcy report.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BONNEVILLE PACIFIC CORPORATION



                                    /s/ Roger G. Segal
                                    By:  Roger G. Segal, Chapter 11 Trustee

DATED February 24, 1997

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 BONNEVILLE PACIFIC CORPORATION



                                 /s/ R. Stephen Blackham
                                 By:  R. Stephen Blackham, Assistant Controller

DATED February 24, 1997

                               INDEX TO EXHIBITS


Exhibit                                                               Page No.


28.1   Monthly Financial Report - Chapter 11, for the period January 1, 1997 to January 31, 1997, of the Registrant, dated February 17, 1997 as filed by the Registrant with the United States Bankruptcy Court for the
       District of Utah, Central Division on February 17, 1997.............5

                            MONTHLY FINANCIAL REPORT
                                   CHAPTER 11

DEBTOR:    BONNEVILLE PACIFIC CORPORATION

CASE NO.   91A-27701          For Period    January 1 to    January 31, 1997
        ---------------                  ------------    -------------
                  Accounting Method Used: |X|  Accrual Basis|_|  Cash Basis


                                         COVER SHEET

                 THIS REPORT IS DUE 15 DAYS AFTER THE END OF THE MONTH.
Mark One Box     The debtor must attach each of the following reports/documents
For Each         unless the U.S. Trustee has waived the requirement in writing.
Required Report/ File original with Clerk of Court.  File duplicate with U.S.
Document         Trustee.

Report/Document Previously
Attached          Waived               REQUIRED REPORTS/DOCUMENTS
[ x ]               [ ]   Cash Receipts & Disbursements Statement (Form 2-B)
[ x ]               [ ]   Balance Sheet (Form 2-C)
[ x ]               [ ]   Profit and Loss Statement (Form 2-D)
[ x ]               [ ]   Supporting Schedules (Form 2-E)
[ x ]               [ ]   Quarterly Fee Summary (Form 2-F)
[ x ]               [ ]   Narrative (Form 2-G)
[ x ]               [ ]   Bank Statement(s) for Debtor in Possession Account(s)


I declare under penalty of perjury that the following Monthly Financial Report and any attachments thereto, is true and correct to the best of my knowledge and belief.

Executed on:   February 17, 1997

                                 Debtor(s):    BONNEVILLE PACIFIC CORPORATION

                                 By:            R. Stephen Blackham
                                 Position:      Assistant Controller

                               Statement of Chapter 11 Trustee


      Roger G. Segal, Chapter 11 Trustee of the bankruptcy case of Bonneville Pacific Corporation, having been so appointed on June 12, 1992, hereby states that he has reviewed the following Monthly Financial Report and any attachments thereto and that, based on his review and the representations of officers and employees of the debtor, Bonneville Pacific Corporation, he believes that the information contained in the Monthly Financial Report and attachments is true and correct. However, neither Roger G. Segal, Chapter 11 Trustee, nor Neilson, Elggren, Durkin & Company, as accountants for Roger G. Segal, Chapter 11
Trustee, has had an opportunity to independently verify that the information contained in the following Monthly Financial Report and the attachments thereto is true and correct.

      DATED this 17th day of February 1997.


                                      /x/ Roger G. Segal
                                      ---------------------------------------
                                      Roger G. Segal, Chapter 11 Trustee

                           DEBTOR:  BONNEVILLE PACIFIC CORPORATION
                                  Bankruptcy No. 91A-27701
                                          Narrative
                            For the Month Ended January 31, 1997

                                          Form 2-G

------------------------------------------------------------------------------




Bonneville Pacific Corporation (the "Company" or "Bonneville") has continued to conduct its normal business activities during the month of January 1997 (the reporting period). These activities have included responding to the Operating Guidelines and Reporting Requirements for Chapter 11 debtors.

     Significant actions related to the Company during the month of January and the first part of February 1997(1) (other than administrative matters, including professional fee applications) in accordance with various provisions of the Bankruptcy Code are as follows:

1. The Segal v. Portland General, et al. action pending in the United States District Court, Case No. 92-C-364-J (the "Litigation") has been discussed at length in the previous Monthly Financial Reports filed by the Trustee and in the Trustee's four (4) Annual Reports, including the Report for the period of July 1, 1995 through June 30, 1996 filed on September 19, 1996 concerning the Administration of the Estate. These Reports (which are on file with both the Bankruptcy Court and the Securities & Exchange Commission) must be reviewed for an understanding of the history and nature of the Litigation, including previous settlements 2 reached by the Trustee. For all practical purposes the Litigation has been concluded (but also see the discussion below).

     On December 10, 1996 the Trustee entered into a verbal settlement agreement with Calpine Corporation, a Defendant in an action severed from the main Litigation. Pursuant to the settlement, which was documented by a formal settlement agreement2 dated December 30, 1996, Calpine agreed a) to pay to Bonneville Pacific the sum of $767,500.00; and b) to release and withdraw with prejudice its filed claims in the total amount of $3,057,969.60. The Company and Calpine also agreed to jointly release one another from any and all claims or causes of action. The settlement was conditioned upon approval of the settlement by the

  --------

1 This narrative attempts to summarize significant events affecting the Company through February 14, 1997.

2 Each settlement agreement should be reviewed in its entirety for all terms and conditions (and consideration) of the settlement.

      United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement Agreement was heard as scheduled on January 28, 1997 at which hearing the Bankruptcy Court granted the Trustee's Motion and approved the settlement. The United States District Court, based upon the parties Stipulated Motion for Final Judgment and Order for Dismissal on February 4, 1997, signed the Judgment and Order dismissing the lawsuit. Calpine paid the $767,500.00 settlement amount to the estate (the Company) on February 11, 1997.

      On or about December 4, 1996 the Trustee entered into a formal settlement agreement with Jack & Nancy Dunlop. The settlement agreement provides2 for payment of $10,000.00 by Jack Dunlop and other consideration to Bonneville Pacific Corporation in exchange for a full release of any and all claims which the estate may have against Jack Dunlop. The settlement was conditioned upon approval of the settlement by the United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement Agreement was heard as scheduled on January 13, 1997, at which hearing the Bankruptcy Court approved the settlement. The United States District Court, based upon the parties Stipulated Motion for Final Judgment and Order for Dismissal, signed the Judgment and Order dismissing Dunlop from the litigation. Dunlop paid the $10,000.00 settlement amount to the estate (the Company) on February 14, 1997.

      On January 6, 1997 the Trustee filed a Motion for an Order Authorizing the Trustee to Amend the Estate's May 2, 1996 Settlement Agreement with Mayer Brown & Platt. The proposed amendment to the Settlement Agreement affects paragraph 11 of the Settlement Agreement which provides for an additional payment by Mayer Brown & Platt to the Trustee if Mayer Brown & Platt subsequently settled claims asserted against it by Portland General. Specifically, pursuant to paragraph 11 of the Settlement Agreement as approved by the Court, if Portland General settled with Mayer Brown & Platt before Portland General initiated suit against Mayer Brown & Platt then Mayer Brown & Platt would pay the Trustee for Bonneville Pacific $3.5 million and if Portland General settled with Mayer Brown & Platt after suit was initiated, but before trial commenced, then Mayer Brown & Platt would pay to the Trustee for Bonneville Pacific $1.75 million. Conversely, if a trial on the merits commenced between Portland General and Mayer Brown & Platt and the parties then settled, or if the suit was fully litigated to a judgment, then the Trustee for Bonneville Pacific would receive no additional amount from Mayer Brown & Platt. Without Portland General having filed suit, Mayer Brown & Platt and Portland General have tentatively reached a settlement agreement between themselves which settlement is conditioned upon the Trustee agreeing to amend the
      Settlement Agreement so that the Trustee for Bonneville Pacific would receive $1.75 million pursuant to paragraph 11 of the Settlement Agreement (rather than $3.5 million). The Trustee's Motion for Approval of the Amendment to the Settlement Agreement was held as scheduled before the Bankruptcy Court on January 28, 1997, at which hearing the Bankruptcy Court granted the Trustee's Motion and approved the settlement. Mayer Brown & Platt on February 4, 1997 paid the $1.75 Million to the estate of Bonneville Pacific (the Company).

      All litigation settlement recoveries actually received by the Company are subject to a contingency fee in favor of the law firm of Beus, Gilbert & Morrill, special litigation counsel for the Trustee. The "Legal Representation Agreement" between the Trustee and Beus, Gilbert & Morrill, which agreement sets forth the terms of the contingent fee arrangement, was approved by the Bankruptcy Court in 1992. Pursuant to the contingent fee agreement, Beus, Gilbert & Morrill would, after subtracting for litigation costs, be paid forty percent (40%) of any settlement or litigation recoveries received after trial commences, thirty-three percent (33%) of any settlement sums received after the litigation is filed but before trial commences, or, as the case may be, twenty percent (20%) of the settlement sum received if the settlement occurs before litigation is commenced ( in all instances less amounts paid to the Trustee's General Counsel, Cohne, Rappaport & Segal, P.C., for fees related to the Litigation). Any fees or costs to be paid to Beus, Gilbert & Morrill must first be allowed (approved) by the Bankruptcy Court upon application after notice and hearing.

      A continued hearing was held by the District Court on November 1, 1996 in one of the actions severed from the main Litigation concerning the Motion by Defendant William Cerutti for Summary Judgment (Segal v. Cerutti, United States District Court for the District of Utah, Case No. 92-CV-1115-J-C). At the hearing the Court made an oral ruling granting the Defendant's motion. The Defendant has filed a Proposed Order Granting Summary Judgment and on December 16, 1996 the Trustee filed a Motion for Reconsideration and an objection to the Proposed Order. A further hearing on the matter has now been scheduled for February 28, 1997.

      The Trustee has also entered into "tolling agreements" with certain persons or entities which agreements toll the running of any applicable statute of limitation which might otherwise bar the Trustee from initiating suit against such person or entity. The Trustee and his respective attorneys are now completing their investigation into those persons or entities which executed tolling agreements. If the Trustee is not able to settle possible claims held by the estate against such persons or entities who or which signed tolling agreements and who or which the Trustee believe are liable to the Bonneville estate (e.g., Norwest Bank and the LDS Church), then in the next few months the Trustee, through his special litigation counsel, may commence additional litigation on behalf of the Trustee for Bonneville Pacific.


In addition to the above described litigation matters, the Company continues in its business operations. Significant actions and events during January 1997 related to business matters are as follows:


1. The Trustee and his counsel continue to monitor the Company's 50% general partnership interest in NCA #1 owned through the Company's wholly owned subsidiary, Bonneville Nevada Corporation. NCA #1 is a Nevada general partnership that owns an 85-megawatt cogeneration project located near Las Vegas, Nevada. As previously reported, Nevada Power Company ("NPC") has previously curtailed purchases of electrical power from NCA #1 but no curtailments occurred during the Reporting Period. It is NCA #1's position that the curtailments are in possible violation of applicable curtailment protocols and possible breach of NCA #1's Power Purchase Contract with NPC. The Trustee will continue to monitor this situation.

     In an effort to mitigate future difficulties and curtailments, representatives of NCA #1 and NPC have met to explore possible modifications to the Power Purchase Agreement between them. As previously reported a Displacement Agreement was entered into by the parties for the Reporting Period. The Displacement Agreement allows NPC, for consideration, to displace a portion of its energy purchase obligation under the Power Purchase Agreement. January operations under the Displacement Agreement were sufficiently successful to warrant renewal of the agreement for the month of February. The parties will still need to determine whether a long term Displacement Agreement would be economically feasible.

      As previously reported, various appeals have been filed by the NCA #1 and NPC relative to NPC curtailment actions. The Trustee and his counsel continue to monitor these cases. Presently NCA #1 is awaiting oral argument before the Nevada Supreme Court relative to NPC's appeal of a lower court's decision not to enjoin arbitration of curtailment issues. Counsel has been informed that oral arguments on the case will not occur until late summer, 1997. The Trustee continues to monitor matters before the First Judicial District Court of the State of Nevada which have been previously reported.

      On September 27, 1996, NCA #1 was served with Findings and Notices of Violation ("NOV") issued by Region IX of the United States Environmental Protection Agency (the "EPA") for alleged violations of the Clean Air Act's Prevention of Significant Deterioration program applicable for the State of Nevada. Specifically, EPA alleges that NCA #1, contrary to applicable operating permits, failed to timely install "Best Available Control Technology" at the plant in the form of a selective catalytic reduction system ("SCR") to control Nox emissions. NCA #1 refutes these allegations and has submitted additional information regarding SCR operations which had been requested by the EPA. NCA #1 is presently awaiting EPA's response.


Analysis of Claims and Possible Distributions.

Prepetition claims against the Bonneville Pacific bankruptcy estate total approximately two hundred million dollars in booked and unbooked liabilities (excluding any addition for possible post-petition interest). The exact amount of such claims is still undetermined and the distribution priority for such claims is still being researched, investigated, litigated or negotiated by the Trustee and other parties in interest (see the further discussion which follows).

     On August 20, 1996 the Trustee filed a Motion for Establishment of a Supplementary Claims Bar Date seeking to set December 16, 1996 as the supplementary claims bar date by which all creditors of Bonneville who had not previously been adequately notified to file claims must complete and file a proof of claim with the Clerk of the Bankruptcy Court. The Trustee believes that most of the new claims which have been filed relate to possible claims against Bonneville arising out of the purchase or sale of its securities. See 11 U.S.C.
Section 510(b). The Motion also sought approval of a form of notice to be sent to potential creditors, approval of a form proof of claim, approval of a procedure to identify potential claimants and a procedure for notice by publication. A hearing on the Motion was scheduled before the Bankruptcy Court on September 10, 1996. No objections to the Motion were filed and at the hearing the Court granted the Motion and signed an order establishing the supplementary claims bar deadline. Consequently, the Trustee proceeded with the action authorized by the order granting the Motion; specifically, notice was sent to thousands of potential claimants and notice was published in newspapers of general circulation throughout the United States. Through December 16, 1996 approximately 4,000 new proofs of claim were filed with the Bankruptcy Court and approximately 260 additional claims have been filed since December 16, 1996. The Trustee is currently in the process of finalizing his initial review of each of the claims; this review process has been delayed due to the large number of claims and the diverse manner in which the claim forms were filled out by the claimants. The Trustee anticipates completing his preliminary claim analysis in the next few weeks. The Trustee anticipates that he will likely object to a number of the new claims which have been filed.

In an effort to resolve tax issues relating to the material litigation settlements which have occurred since May 1, 1996, the Trustee has filed with the Internal Revenue Service an application to change the Company's tax year from one ending on April 30th to one ending on December 31st. The Trustee desires to change the Company's tax year period (if changed the Company's present tax year would be from May 1, 1996 through December 31, 1996 and thereafter would be on a calendar year basis) in order to facilitate the filing of a plan of reorganization of the Company. By shortening the Company's tax year, the Trustee may be able to receive a prompt tax determination for the tax year ending December 31, 1996, which determination will facilitate any party in interest filing a plan of reorganization because the amount of tax owed by the Debtor, if any, should be quantified (see 11 U.S.C. Section 505). To date the IRS has not granted the Company's application to change its tax year.

In preparation for a plan of reorganization, the Trustee on behalf of the Company has made a decision to employ Hein + Associates, a national accounting firm, to prepare audited financial statements for Bonneville Pacific Corporation. An application seeking approval of the employment was filed and hearing on the application was held as scheduled on December 20, 1996. At the hearing the Court approved the Application. Hein + Associates has been employed and is now proceeding with work on the audits.

At this time it is not known whether interest will ever be paid on any allowed unsecured claim because (a) it is not at all clear that the estate will possess sufficient funds to pay interest on any particular class of claims, and (b) the law concerning payment of interest to any particular class of claims is not clear and therefore, even if sufficient funds did exist, the issue of payment of interest (and the applicable rate of interest, if any) to any particular class of claims would have to be either consensually resolved in a plan of reorganization or would have to be adjudicated by a court of competent jurisdiction.

No plan of reorganization negotiations which include the Trustee are now being conducted. However, in light of the settlements to date reached in the Litigation and in light of the December 16, 1996 supplementary claim deadline, the Company is now in the position to begin the process of formulating and proposing a plan of reorganization. Plan negotiations with creditors will not begin at the earliest for several weeks and it will be several months, if not substantially more, before any creditor with an allowed claim can anticipate receiving any distribution from the estate.

In January of 1997 the Trustee, his counsel and the Company's Management interviewed several firms who were interested in serving as the Trustee's Financial Advisor in connection with valuing the Company's (and its affiliates) business assets and assisting the Trustee concerning the plan of reorganization issues. The Trustee anticipates soon filing a motion with the Bankruptcy Court for approval of his employment of a Financial Advisor.

For a discussion of some of the claims against the estate, see Section VII of the Trustee's Fourth Annual Report for the period from July 1, 1995 through June 30, 1996 and the respective Monthly Financial Statements for the period from July 1, 1996 through the present Monthly Financial Statement. Claims of the bondholders (debenture holders) may be subordinate in payment priority to the claims of banks and those creditors similarly situated. The Trustee is continuing with efforts to resolve claims against the estate.

The Trustee has employed the law firm of Weil, Gotshall & Manges, L.L.P., with its principal office in New York City, as Special Plan Counsel. The purpose of the employment includes, but is not limited to, advising the Trustee concerning tax issues and assisting the Trustee and his General Counsel concerning a plan of reorganization and issues relating thereto.

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                          Cash Receipts and Disbursements Statement
                           For Period January 1 - January 31, 1997

------------------------------------------------------------------------------



                                     CASH RECONCILIATION



1.  Beginning Cash Balance:                                     $119,381,683.55

2.  Cash Receipts: (See Page 2 of 2)105         457,140.20

3.  Cash Disbursements: (See Page 2 of 2)      (220,508.24)
                                               ------------

4.  Net Cash Flow:                                                   236,631.96
                                                                     ----------
5.  Ending Cash Balance: (to Form 2-C)                          $119,618,315.51
                                                                ===============



                           CASH ACCOUNT SUMMARY - ENDING BALANCES


         ACCOUNT                   AMOUNT         FINANCIAL INSTITUTION

PAYROLL ACCOUNT                    $953.68        FIRST SECURITY BANK OF UTAH
PAYROLL TAX ACCOUNT                 129.27        KEY BANK OF UTAH
GENERAL CORP CASH             1,009,730.60        KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT   3,104,156.72   (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE - CD ACCT   10,907,657.57   (A)  US BANK
CHPTR 11 TRUSTEE - JNT CD     5,273,014.77   (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT  10,197,322.23   (A)  BANK ONE
CHPTR 11 TRUSTEE JT SAVINGS      19,192.93   (A)  BANK ONE
UNITED STATES TREASURY BILLS 88,895,252.71        BANK ONE
PROCEEDS FROM ASSET SALES         3,989.86   (A)  KEY BANK OF UTAH
KYOCERA MAINTENANCE RESERVE     206,915.17        KEY BANK OF UTAH
                             --------------


                           $119,618,315.51
                           ===============


(A) Accounts requiring signatures of both the US Trustee and Chapter 11 Trustee for disbursements.

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                          Cash Receipts and Disbursements Statement
                           For Period January 1 - January 31, 1997
--------------------------------------------------------------------------




                                   CASH RECEIPTS JOURNALS


                     BANK ACCOUNT                       TOTAL     PAGE REF

     PAYROLL ACCOUNT                                 $30,956.15       A
     PAYROLL TAX ACCOUNT                              17,337.65       B
     GENERAL CORP CASH                               110,795.51       C
     CHPTR 11 TRUSTEE JOINT ACCT                   1,009,565.99       E
     CHPTR 11 TRUSTEE - CD ACCT                       69,366.93       F
     CHPTR 11 TRUSTEE - JNT CD                             0.00      N/A
     CHPTR 11 TRUSTEE JOINT ACCT                           0.00      N/A
     CHPTR 11 TRUSTEE JT SAVINGS                  21,568,063.78       G
     UNITED STATES TREASURY BILLS                 21,834,004.30       H
     PROCEEDS FROM ASSET SALES                            11.31       I
     KYOCERA MAINTENANCE RESERVE                      11,933.23       J
                                                 ---------------

                                                  44,652,034.85
       LESS:  ACCOUNT TRANSFERS                  (44,194,894.65)

           TOTAL CASH RECEIPTS                      $457,140.20




                                 CASH DISBURSEMENTS JOURNALS

          BANK ACCOUNT                                  TOTAL       PAGE REF

      PAYROLL ACCOUNT                                 $30,984.40        A
      PAYROLL TAX ACCOUNT                              17,558.98        B
      GENERAL CORP CASH                             1,231,410.54        D
      CHPTR 11 TRUSTEE JOINT ACCT                          43.12        E
      CHPTR 11 TRUSTEE - CD ACCT                            0.00        F
      CHPTR 11 TRUSTEE - JNT CD                             0.00       N/A
      CHPTR 11 TRUSTEE JOINT ACCT                           0.00       N/A
      CHPTR 11 TRUSTEE JT SAVINGS                  21,567,405.85        G
      UNITED STATES TREASURY BILLS                 21,568,000.00        H
      PROCEEDS FROM ASSET SALES                             0.00        I
      KYOCERA MAINTENANCE RESERVE                           0.00        J
                                                ----------------

                                                   44,415,402.89
        LESS:  ACCOUNT TRANSFERS                  (44,194,894.65)

        TOTAL CASH DISBURSEMENTS                     $220,508.24

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                       Payroll Account
                           For Period January 1 - January 31, 1997
------------------------------------------------------------------------





                                    CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR            AMOUNT        DESCRIPTION

01/13/97 CK# 6081   BPC - GENERAL                 $10,365.74  PAYROLL TRANSFER
01/16/97 CK# 6101   BPC - GENERAL                   9,956.02  PAYROLL TRANSFER
01/29/97 CK# 6128   BPC - GENERAL                  10,634.39  PAYROLL TRANSFER
                                                   ---------

         TOTAL CASH RECEIPTS                      $30,956.15





                                 CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE             AMOUNT        DESCRIPTION

01/15/97            PAYROLL SUMMARY              $10,365.74
01/21/97            PAYROLL SUMMARY                9,956.02
01/31/97            PAYROLL SUMMARY               10,634.39
01/31/97 BNK STMT   KEY BANK OF UTAH                  28.25    SERVICE CHARGE
                                               ------------

               TOTAL CASH DISBURSEMENTS          $30,984.40
                                               ============

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                     Payroll Tax Account
                           For Period January 1 - January 31, 1997
-----------------------------------------------------------------------------




                                    CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR              AMOUNT      DESCRIPTION

01/13/97 CK# 6082   BPC - GENERAL                 $5,545.90   PR TAX TRANSFER
01/16/97 CK# 6102   BPC - GENERAL                  6,144.29   PR TAX TRANSFER
01/29/97 CK# 6129   BPC - GENERAL                  5,647.46   PR TAX TRANSFER
                                                  ---------

                   TOTAL CASH RECEIPTS           $17,337.65




                                 CASH DISBURSEMENTS JOURNAL


DATE      DOC #                 PAYEE              AMOUNT        DESCRIPTION

01/09/97 CK# 1222   UTAH DEPT OF EMPLOYMENT SEC.  $216.78   STATE UNEMPLOYMENT
01/13/97 CK# 1223   KEY BANK OF UTAH             4,731.23   FEDERAL TAX DEPOSIT
01/16/97 CK# 1224   KEY BANK OF UTAH             5,307.06   FEDERAL TAX DEPOSIT
01/29/97 CK# 1225   KEY BANK OF UTAH             4,815.43   FEDERAL TAX DEPOSIT
01/29/97 CK# 1226   UTAH STATE TAX COMMISSION    2,483.93   STATE TAX DEPOSIT
01/31/97 BNK STMT   KEY BANK OF UTAH                 4.55   SERVICE CHARGE
                                              ------------

             TOTAL CASH DISBURSEMENTS          $17,558.98
                                              ============

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                      General Corp Cash
                           For Period January 1 - January 31, 1997
------------------------------------------------------------------------------






                                    CASH RECEIPTS JOURNAL



 DATE      DOC #                 PAYEE          AMOUNT        DESCRIPTION

01/07/97 DS010797   W. JOHNSON               $50,000.00 SETTLEMENT PAYMENT
01/07/97 DS010797   WESTERN TRAVEL               380.22 EXPENSE REIMBURSEMENT
01/07/97 DS010797   BONNEVILLE FUELS          10,837.11 EXPENSE REIMBURSEMENT
01/22/97 DS012297   SAN DIEGO GAS & ELECTRIC   1,300.00 ENERGY REVENUE-KYOCERA
01/22/97 DS012297   COHNE RAPPAPORT & SEGAL      458.70 EXPENSE REIMBURSEMENT
01/22/97 DS012297   D. GARDINER                  369.59 INSURANCE REIMBURSEMENT
01/29/97 DS012997   KYOCERA AMERICA           21,283.66 ENERGY REVENUE-KYOCERA
01/29/96 DS012997   J. ALLSOP                  1,135.32 INSURANCE REIMBURSEMENT
01/31/97 DS013197   HARTFORD INSURANCE        17,836.71 INSURANCE REFUND
01/31/97 BNK STMT   KEY BANK OF UTAH           7,194.20 INTEREST INCOME
                                           ------------

                    TOTAL CASH RECEIPTS     $110,795.51
                                            ===========

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                      General Corp Cash
                           For Period January 1 - January 31, 1997
------------------------------------------------------------------------------



                                   CASH DISBURSEMENTS JOURNAL

 DATE    CHECK #                PAYEE                  AMOUNT     DESCRIPTION
01/06/97 1006067    50 WEST BROADWAY ASSOC INC        12,573.00   RENT-OFFICE SPACE & PARKING
01/06/97 1006068    VOID                                VOID
01/06/97 1006069    AMPCO SYSTEM PARKING                 591.00   RENT - PARKING
01/06/97 1006070    AMERICAN INSTITUTE OF CPA'           187.06   PUBLICATIONS & SUBSCRIPTIONS
01/06/97 1006071    BENEFICIAL LIFE INSURANCE            734.98   INSURANCE - LIFE
01/06/97 1006072    BONNEVILLE PACIFIC SERVICES           34.65   O&M EXPENSE - KYOCERA
01/06/97 1006073    BPC-KYOCERA MAINT RESERVE         11,195.00   TRANSFER-MAINT RESERVE ACCT
01/06/97 1006074    JD GRIFFIN & ASSOCIATES PC         7,845.00   OFFICE SUPPLIES & EXPENSE
01/06/97 1006075    MOUNT OLYMPUS WATER                   11.57   OFFICE SUPPLIES & EXPENSE
01/06/97 1006076    NATIONAL HEALTH CARE TRUST        26,673.36   INSURANCE - HEALTH
01/06/97 1006077    UNUM LIFE INSURANCE CO OF          1,581.05   INSURANCE - DISABILITY
01/06/97 1006078    AIRBORNE EXPRESS                     110.43   EXPRESS MAIL
01/07/97 1006079    AMPCO SYSTEM PARKING                  75.00   RENT - PARKING
01/09/97 1006080    WORKERS COMPENSATION FND             474.82   INSURANCE - WORKERS COMP
01/13/97 1006081    BONNEVILLE PACIFIC/PAYROLL        10,365.74   TRANSFER - PAYROLL ACCT
01/13/97 1006082    BPC PAYROLL TAX ACCOUNT            5,545.90   TRANSFER - PAYROLL TAX ACCT
01/13/97 1006083    WELLS FARGO BANK                     799.04   401K CONTRIBUTIONS
01/15/97 1006084    BANK ONE INVESTMENT MANAGE         7,855.22   PRINCIPAL INVESTMENT FEE
01/15/97 1006085    R. STEPHEN BLACKHAM                  455.61   EXPENSE REIMBURSEMENT
01/15/97 1006086    CYMA HELP!                            60.00   OFFICE SUPPLIES & EXPENSE
01/15/97 1006087    DEAN WITTER REYNOLDS INC           1,207.20   OFFICE SUPPLIES & EXPENSE
01/15/97 1006088    FIDELITY TRANSFER COMPANY            440.00   OFFICE SUPPLIES & EXPENSE
01/15/97 1006089    GENERATOR POWER SYSTEMS           14,613.95   O&M EXPENSE - KYOCERA
01/15/97 1006090    HERITAGE PRODUCTS INC                 64.87   OFFICE SUPPLIES & EXPENSE
01/15/97 1006091    MOUNT OLYMPUS WATER                   10.61   OFFICE SUPPLIES & EXPENSE
01/15/97 1006092    MOUNTAIN STATES OFF PRODUCTS          94.70   OFFICE SUPPLIES & EXPENSE
01/15/97 1006093    CLARK MOWER                          775.01   EXPENSE REIMBURSEMENT
01/15/97 1006094    THE PLANT GALLERY                     69.50   OFFICE SUPPLIES & EXPENSE
01/15/97 1006095    THE PRUDENTIAL                       990.17   INSURANCE - DISABILITY
01/15/97 1006096    PRINTELLIGENT INC                    196.52   OFFICE SUPPLIES & EXPENSE
01/15/97 1006097    REDMAN VAN & STORAGE CO              472.35   RENT - STORAGE SPACE
01/15/97 1006098    SAN DIEGO GAS & ELECTRIC             101.26   O&M EXPENSE - KYOCERA
01/15/97 1006099    SAN DIEGO COUNTY APCD             19,280.00   O&M EXPENSE - KYOCERA
01/15/97 1006100    XEROX CORPORATION                    337.34   OFFICE SUPPLIES & EXPENSE
01/16/97 1006101    BONNEVILLE PACIFIC/PAYROLL         9,956.02   TRANSFER - PAYROLL ACCT
01/16/97 1006102    BPC PAYROLL TAX ACCOUNT            6,144.29   TRANSFER - PAYROLL TAX ACCT
01/21/97 1006103    BPC-CHAPTER 11 TTEES JOINT     1,000,000.00   TRANSFER - CHPTR 11 TTEES ACCT
01/22/97 1006104    US TRUSTEE                        10,000.00   QUARTERLY DISBURSEMENT FEE
01/27/97 1006105    AIRBORNE EXPRESS                      34.49   EXPRESS MAIL EXPENSE
01/27/97 1006106    AIR POLLUTION CONTROL DIST         1,406.00   O&M EXPENSE - KYOCERA
01/27/97 1006107    AMPCO SYSTEM PARKING                 591.00   RENT - PARKING
01/27/97 1006108    AUTOMATED OFFICE SYSTEMS             311.24   OFFICE SUPPLIES & EXPENSE
01/27/97 1006109    BEUS GILBERT & MORRILL               541.92   EXPENSE REIMBURSEMENT

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                        General Corp Cash
                            For Period December 1 - December 31, 1996
---------------------------------------------------------------------------




                               CASH DISBURSEMENTS JOURNAL (CONT.)

DATE     CHECK #                PAYEE                    AMOUNT   DESCRIPTION
01/27/97 1006110    COMPUSERVE                           100.00   OFFICE SUPPLIES AND EXPENSE
01/27/97 1006111    VOID                                VOID
01/27/97 1006112    ENERGY & BUSINESS NEWSLETTER         945.00   CONFERENCES & SEMINARS
01/27/97 1006113    FRONTIER COMMUNICATIONS SR           794.91   TELEPHONE EXPENSE
01/27/97 1006114    DEEA L HOBBS                          16.97   EXPENSE REIMBURSEMENT
01/27/97 1006115    JD GRIFFIN & ASSOCIATES PC         6,531.00   OFFICE SUPPLIES & EXPENSE
01/27/97 1006116    MOUNT OLYMPUS WATER                   23.17   OFFICE SUPPLIES & EXPENSE
01/27/97 1006117    MOUNTAIN STATES OFF PRODUCTS         295.09   OFFICE SUPPLIES & EXPENSE
01/27/97 1006118    NATIONAL HEALTH CARE TRUST        22,238.56   INSURANCE - HEALTH
01/27/97 1006119    OFFICE TEAM                          426.94   OFFICE SUPPLIES & EXPENSE
01/27/97 1006120    PRYOR RESOURCES INC                  158.00   CONFERENCES & SEMINARS
01/27/97 1006121    REDMAN VAN & STORAGE CO               84.87   RENT - STORAGE
01/27/97 1006122    TRAVEL ZONE CRUISE ZONE              760.38   TRAVEL EXPENSE
01/27/97 1006123    US WEST COMMUNICATIONS               773.46   TELEPHONE EXPENSE
01/27/97 1006124    VOID                                VOID
01/27/97 1006125    MARCIA CUSTER                        160.93   EXPENSE REIMBURSEMENT
01/27/97 1006126    TRAVEL ZONE CRUISE ZONE              859.00   TRAVEL EXPENSE
01/27/97 1006127    AMPCO SYSTEM PARKING                 150.00   RENT - PARKING
01/29/97 1006128    BONNEVILLE PACIFIC/PAYROLL        10,634.39   TRANSFER - PAYROLL ACCT
01/29/97 1006129    BPC PAYROLL TAX ACCOUNT            5,647.46   TRANSFER - PAYROLL TAX ACCT
01/29/97 1006130    WELLS FARGO BANK                     799.04   401K CONTRIBUTIONS
01/27/97 1006131    FRANCHISE TAX BOARD OF CAL        25,095.33   CLAIMS SETTLEMENT
01/31/97 BANK STMT  KEY BANK                             109.17   BANK SERVICE CHARGE
                                                   ------------

                    TOTAL CASH DISBURSEMENTS      $1,231,410.54
                                                  =============


                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                Chapter 11 Trustee Joint Account
                             For Period January 1 - January 31, 1997
------------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR         AMOUNT        DESCRIPTION

01/21/97 CK# 6103  BONNEVILLE PACIFIC CORP $1,000,000.00 TRANSFER FROM GEN ACCT
01/31/97 BANK STMT KEY BANK OF UTAH             9,565.99 INTEREST INCOME

                    TOTAL                  $1,009,565.99





                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #        PAYEE                  AMOUNT     DESCRIPTION

01/31/97 BANK STMT  KEY BANK OF UTAH            43.12     BANK SERVICE CHARGE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                 Chapter 11 Trustee - CD Account
                             For Period January 1 - January 31, 1997
----------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR            AMOUNT      DESCRIPTION

01/31/97 BANK STMT  US BANK                   $69,366.93      INTEREST INCOME






                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE              AMOUNT        DESCRIPTION

                    NONE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                  Chapter 11 Trustee JT Savings
                             For Period January 1 - January 31, 1997
---------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR          AMOUNT        DESCRIPTION

01/31/97 BANK STMT BONNEVILLE PACIFIC CORP $21,568,000.00 TRNSFR FROM SECURITY
01/31/97 BANK STMT BANK ONE                         63.78 INTEREST INCOME
                                           --------------
                    TOTAL                  $21,568,063.78
                                           ==============




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #            PAYEE          AMOUNT        DESCRIPTION

01/31/97 BANK STMT                    $21,567,405.85  TRNSFR-PURCHASE SECURITY

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                  United States Treasury Bills
                             For Period January 1 - January 31, 1997
-------------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


DATE     DOC #            PAYOR                  AMOUNT        DESCRIPTION

01/31/97 BANK STMT BONNEVILLE PACIFIC CORP $21,567,405.85 TRNSFR-PURCHASE SEC.
01/31/97 BANK STMT BANK ONE TRUST              266,598.45 EARNED DISCOUNT T-BILL

                    TOTAL                  $21,834,004.30




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE        AMOUNT        DESCRIPTION

01/31/97 BANK STMT  BONNEVILLE PACIFIC CORP $21,568,000.00  TRANSFER TO SAVINGS

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                    Proceeds From Asset Sales
                             For Period January 1 - January 31, 1997
---------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR           AMOUNT       DESCRIPTION

01/31/97 BANK STMT  KEY BANK OF UTAH             $11.31       INTEREST INCOME




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE              AMOUNT        DESCRIPTION

                    NONE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                   Kyocera Maintenance Reserve
                             For Period January 1 - January 31, 1997
----------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR             AMOUNT    DESCRIPTION

01/01/97 CK# 6073   BONNEVILLE PACIFIC CORP      $11,195.00  TRANSFER
01/31/97 BNK STMT   KEY BANK OF UTAH                 738.23  INTEREST INCOME
                                                 ----------

                    TOTAL CASH RECEIPTS          $11,933.23
                                                 ==========



                                   CASH DISBURSEMENTS JOURNAL


  DATE     DOC #                 PAYEE               AMOUNT        DESCRIPTION

                    NONE

                            DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                      Case No. 91A-27701
                                         Balance Sheet
                                    As of January 31, 1997
-----------------------------------------------------------------------------

ASSETS
Current Assets:
    Cash                                                 $119,618,316
    Accounts receivable - trade                                 1,489
    Accounts receivable - settlements (Note 4)             12,000,000
    Accounts receivable - affiliates                          270,701
    Prepaid Insurance                                          35,390
    Accrued interest receivable                             1,236,904
                                                         ------------
    Total current assets                                                      $133,162,800
Fixed Assets:
    Land                                                      198,424
    Equipment, furniture and fixtures                       3,754,893
    Total fixed assets                                      3,953,317
    Less:  Accumulated depreciation                        (3,052,152)
    Net fixed assets                                                              901,165
Other Assets:
    Investment in and advances to subsidiaries
     and partnership                                       28,858,712
    Other assets                                                1,820
      Total other assets                                                       28,860,532
TOTAL ASSETS                                                                 $162,924,497

LIABILITIES
Post-petition liabilities:
    Accounts payable - trade                             $    135,743
    Accounts payable - professional fees
      and costs (Note 4)                                    4,965,926
    Accrued income taxes payable (Note 5)                      51,347
    Taxes payable                                             128,331
    Accrued interest                                                0
                                                         ------------
    Total post-petition liabilities                                           $ 5,281,347
Pre-petition liabilities:
    Priority claims                                            61,186
    Secured debt                                                    0
    Unsecured debt  (Notes 1 and 3)                        99,699,658
                                                         ------------
Total pre-petition liabilities                                                 99,760,844
TOTAL LIABILITIES                                                             105,042,191

Commitments and Contingent Liabilities (Note 3)

OWNERS' EQUITY
Capital stock or owners' investment                           213,752
Paid-in-capital                                           121,590,029
Treasury stock                                             (2,308,255)
Retained earnings:
    Pre-petition                                          (56,551,908)
    Post-petition                                          (5,061,312)
TOTAL OWNERS' EQUITY (Notes 1 and 3)                                          57,882,306
TOTAL LIABILITIES AND OWNERS' EQUITY                                        $162,924,497


                          DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                    Case No. 91A-27701
                                 Profit and Loss Statement
                          For Period January 1 - January 31, 1997
------------------------------------------------------------------------------



Gross operating revenue                      $ 104,082
Less discount, returns and allowances                0
                                             ---------
  Net operating revenue                                          $   104,082

  Cost of goods sold                                                (165,259)

  Gross profit                                                       (61,177)

Operating expenses:
  Salaries and wages                            47,067
  Rent and leases                               12,905
  Payroll taxes                                  3,762
  Insurance                                     11,392
  Other                                         78,094
                                            ----------
  Total operating expenses                                          (153,220)
                                                                  -----------

  Operating income (loss)                                           (214,397)

Legal and professional fees and costs
  (Note 4)                                     639,962
Depreciation, depletion and Administration       1,333
  Total                                       (641,295)
  Net operating income (loss)                                       (855,692)

Non-operating income and (expenses):
  Interest income                              537,308
  Other income                                  20,192
 Other income - settlements (Note 4)         1,750,000
  Equity in earnings (losses) of subsidiaries
   and partnerships (Note 2)                   822,759
                                            ----------
     Net non-operating income or (expenses)                         3,130,259
                                            ---------------------------------

     Net income (loss) before income taxes                          2,274,567

     Provision for income taxes (Note 5)                               45,691
                                                                  -----------

     NET INCOME (LOSS)                                            $ 2,228,876
                                                                  ===========

                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                     General Notes to Financial Statements
                   For Period January 1 to January 31, 1997
------------------------------------------------------------------------------



     1. The Balance Sheet and Income Statement of Bonneville Pacific Corporation, included in the Monthly Financial Report, are prepared on the accrual basis. As a result, revenues are generally recorded when earned rather than when received and expenses are generally recognized when the obligation is incurred rather than when the expenses are paid. During bankruptcy accrued interest payable is recorded only on post petition debt and pre-petition secured debt to the extent that the underlying collateral equals or exceeds the outstanding principal plus the accrued interest payable. Specifically, prepetition unsecured debt does not include any accrual of interest after December 5, 1991. These financial statements are prepared in a format required by the U.S. Bankruptcy Code. While every effort is made to comply with generally accepted accounting principles (GAAP), these financial statements may not comply with GAAP in all respects. Also see the narrative which is attached hereto.

     2. Equity in earnings of subsidiaries and partnerships represents an accrual of the Company's share of earnings or losses of its operating subsidiaries and partnerships. These earnings are affected by a number of factors including seasonality, operating costs and operating efficiency. The operating entities which comprise these earnings include Bonneville Pacific Services Company, Bonneville Fuels Corporation, and Bonneville Nevada Corporation through its investment in the NCA #1 Partnership.

     3.   Unrecorded Liabilities and Potential Claims.

                  Deeply subordinated claims              $8,945,000
                  Subordinated CIGNA claim                10,000,000
                  Potential claims (estimated)           125,000,000

      Deeply subordinated claims are court approved claims in which the creditor has agreed to be subordinated to all other claims. The subordinated CIGNA claim is an allowed claim on par with allowed equity claims. Potential claims are unrecorded claims pending trustee and or court approval. This estimated amount includes but is not limited to potential claims of limited partners, potential claims of equity holders, claims against Bonneville arising out of the purchase and subsequent sale of its securities, disputed claims, and accrued interest on certain claims, and potential administrative fees as may be allowed by the Bankruptcy Court. The recording of any of these liabilities and potential claims may reduce equity by a corresponding amount. See narrative for information concerning the December 16, 1996 supplemental claims bar deadline.

                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                     General Notes to Financial Statements
                   For Period January 1 to January 31, 1997
------------------------------------------------------------------------------




4. Accounts Receivable Settlements represent only court approved settlements where all conditions precedent have occurred and the settlements were fully effective as of January 31, 1997 and are reflected on the January 31, 1997 Financial Statements. Approved settlements are as follows:

                  W. Johnson                              $1,250,000
                  Westinghouse Electric                    6,000,000
                  Piper Jaffray                            3,000,000
                  Mayer Brown and Platt                    1,750,000
                                                         ___________
                                                         $12,000,000

5. As of April 30, 1996, Bonneville and Subsidiaries had approximately $150,000,000 in federal net operating loss carry-forwards for Federal Income Tax purposes and approximately $140,000,000 in Alternative Minimum Tax Loss carry-forwards. Pursuant to current tax law, only 90 percent of current Alternative Minimum Taxable Income can be offset by Alternative Minimum Tax Loss carry-forwards. The financial statements reflect the accrual of an estimated $2,490,000 alternative minimum tax liability and an estimated $350,000 state tax liability resulting from operations and the receipt of proceeds from settlements through the end of the current period.

      The Trustee has requested permission from the Internal Revenue Service to change the tax year end of Bonneville and Subsidiaries to December 31. The response to this request is still pending. If permission is granted to change the tax year end of the debtor, amounts required to be accrued for federal and state taxes may change.

                                 BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                             Taxes Payable Schedule (Post-Petition)
                            For Period January 1 to January 31, 1997
----------------------------------------------------------------------------

                               Beginning                                       Payments       Date    Check        Ending
                                Balance      Adjustments      Additions        Deposits       Paid    Numb.       Balance
Income tax withheld:
     Federal                  $    0.00      $               $  (7,762.68)     $ 2,356.15   01/13/97  1223        $   0.00
                                                                                 3,018.80   01/16/97  1224
                                                                                 2,387.73   01/29/97  1225

     State                         0.00                         (2,483.93)       2,483.93

FICA tax withheld                  0.00                         (3,545.52)       1,187.54   01/13/97  1223
                                                                                 1,144.13   01/16/97  1224            0.00
                                                                                 1,213.85   01/29/97  1225

Employer's FICA tax                0.00                         (3,545.52)       1,187.54   01/13/97  1223
                                                                                 1,144.13   01/16/97  1224            0.00
                                                                                 1,213.85   01/29/97  1225


Unemployment tax:
     Federal                       0.00                                                                               0.00
     State                         0.00                           (216.78)        216.78    01/09/97  1222

Sales, use & excise taxes          0.00                                                                               0.00
Property taxes               (93,114.00)                        (2,217.00)                                      (95,331.00)

Accrued income tax:
     Federal                  (5,656.00)          0.00         (45,691.00)          0.00                        (51,347.00)
     State                         0.00           0.00                              0.00


Delaware franchise tax             0.00                        (33,000.00)                                       33,000.00

Employee withholding               0.00                         (1,598.08)        799.04    01/11/97  1006083         0.00
                                                                                  799.04    01/21/97  1006130
                           --------------      -----------    -------------   ------------                       -----------
TOTALS                     $ (98,770.00)       $  0.00        $(100,060.51)   $19,152.51                     $ (179,678.00)
                           ==============      ===========    ============    ============                   ===============


                             9EBTOR:  BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                       Insurance Schedule
                            For Period January 1 to January 31, 1997
-----------------------------------------------------------------------------

                                                                                       Policy
                                                                     Amount of         Expiration        Premium Paid
                                   Carrier/Agent                     Coverage          Date              Thru Date

   Worker's Compensation           Various State Funds               Statutory
                                                                     $1,000,000        (A)               01/31/97


   General Liability               Travelers Insurance/
                                   Sedgwick James                    5,000,000         06/06/97          06/06/97

   Vehicles                        Travelers Insurance/
   [Hired/Non-owned]               Sedgwick James                    5,000,000         06/06/97          06/06/97

   Property:
         Bonneville Pacific        Federal Insurance Co./
                                   Sedgwick James                    735,000           08/17/96          08/17/97

      Kyocera                      Federal/Hartford Steam/
                                   Sedgwick James                    5,352,879         08/17/96          08/17/97


(A) All workers compensation insurance policies are insured through various state insurance funds. As such, they continue in force as premiums are paid and have no policy expiration dates.


                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                      Accounts Receivable and Payable Aging
                    For Period January 1 to January 31, 1997

----------------------------------------------------------------------------



                                            Non-Affiliate
                                              Accounts           Accounts
                                             Receivable           Payable

Under 30 days                               $12,001,489         $ 4,824,512
30 to 60 days                                         0                 243
61 to 90 days                                         0                   0
Over 90 days                                          0             276,914
                                            -----------         -----------

Total post-petition                          12,001,489           5,101,669

Pre-petition amounts                                  0           3,527,206
                                            -----------         -----------

Total accounts receivable                   $12,001,489

Total accounts payable                                          $ 8,628,875
                                                                ===========



                                             Affiliate
                                              Accounts
                                             Receivable

Under 30 days                               $    45,205
30 to 60 days                                        58
61 to 90 days                                         0
Over 90 days                                    225,438
                                            -----------

Total post-petition affiliate
 accounts receivable                        $   270,701
                                            ===========


(*) Accounts payable over 90 days past due primarily represents professional fees incurred prior to the Trustee's appointment currently being considered by the court for payment.

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
   Schedule of Payments of Fees and Costs to Attorneys and Other Professionals
                            For Period January 1 to January 31, 1997

----------------------------------------------------------------------------


                                     Date of
                                                    Court     Estimated
                                 Amount Paid       Approval   Balance Due

Counsel for Unsecured
     Creditors' Committee             $0                      $139,487
Court Appointed Trustee                0                        63,147  (1)
Trustee's Counsel                      0                       186,981  (1)
Trustee's Accountants                  0                        70,799
Trustee's Special Plan Counsel         0                       116,699
Special Litigation Counsel for
     Trustee - Costs                   0                       279,460
     Trustee - Fees                    0                     3,976,500  (2)
Buccino and Associates                 0                       132,853  (3)


     Total         $         0                   $4,965,926
                   ========================================



(1) Includes only hourly rate and miscellaneous Trustee costs. Does not include any additional amounts that may be awarded by the court relating to 11 USC Section 326 or as an enhanced fee to either the Trustee or the Trustee's general counsel.

(2) Includes an accrual for any contingent fees due as a result of court approved settlements or recoveries. Estimated contingent fees will be accrued when settlements are approved by the court and the accrual will be revised when fee applications are filed with the Bankruptcy Court.

(3) Pursuant to Order dated October 15, 1996, the Court approved the application for certain costs in the amount of $60,297.24 of Buccino & Associates taken under advisement at a hearing held on August 11, 1992. Payment of the $60,297.24 was ordered but Buccino & Associates was paid an $80,000.00 pre-petition retainer, for which it may not have accounted and therefore the amount actually due and owing to Buccino & Associates is undetermined.

Further information concerning settlements is contained in the narrative which is attached.

                          DEBTOR: BONNEVIllE PACIFIC CORPORATION
                                    Case No. 91A-27701
                       Schedule of Payments to Principal/Executives
                         For Period January 1 to January 31, 1997

--------------------------------------------------------------------------



Payee Name            Position        Nature of Payment           Amount

Ralph F Cox           Director        Director fees                 -0-

Calvin L Rampton      Director        Director fees                 -0-

Clark M Mower         President       Salary                     12,566.68
                                      Unused Vacation/Sick
                                         Day All                 11,587.78
                                      Expense Reimbursement         775.01

                         DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                   Case No. 91A-27701
                                Quarterly Fee Summary (1)
                              Month Ended December 31, 1996

-------------------------------------------------------------------------------

                                Cash            Quarterly          Payment
                            Disbursement         Fee Due          Check No.       Date

January                     $1,328,436.60
February                       250,804.29
March                        2,301,171.04
                            -------------
Total 1st Quarter            3,880,411.93         $5,000.00       1005634        4/23/96

April    262,428.76
May                            113,914.30
June                           793,980.15
    Total 2nd Quarter        1,170,323.21          3,750.00       1005783        7/25/96

July                        14,435,215.07
August                       1,092,955.09
September                   23,406,763.83
    Total 3rd Quarter       38,934,933.99          5,000.00       1005980       11/13/96

October                      1,792,229.61
November                    11,800,656.99
December                     1,713,138.88
                            -------------
    Total 4th Quarter       15,306,025.48         10,000.00       1006104       01/22/97



(1) This  summary  is  to  reflect  the  current  calendar  year's   information
    cumulative to the end of the current reporting period.


                         DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                   Case No. 91A-27701
                                Quarterly Fee Summary (1)
                              Month Ended January 31, 1997

--------------------------------------------------------------------------

                                Cash            Quarterly          Payment
                            Disbursement         Fee Due          Check No.       Date

January                     $  220,508.24
February
March
Total 1st Quarter              220,508.24

April
May
June
    Total 2nd Quarter

July
August
September
    Total 3rd Quarter

October
November
December
    Total 4th Quarter



(1) This  summary  is  to  reflect  the  current  calendar  year's   information
    cumulative to the end of the current reporting period.